                                                                     Exhibit 2.3



                                AMENDMENT NO. 1
                                      TO
                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     This is Amendment No. 1 dated as of July 17, 1998 (the "Amendment") to the AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), dated as of June 23, 1998, by and between Globe Manufacturing Co., a Massachusetts corporation (the "Company"), and Globe Acquisition Company, a Delaware Corporation ("MergerCo"). Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to it in the Merger Agreement.

     WHEREAS, each party to the Merger Agreement deems this Amendment advisable and in its best interest and the Stockholders Representatives deem this Amendment advisable and in the best interest of the stockholders of the Company;

     NOW, THEREFORE, in consideration of the foregoing and other good and sufficient consideration, the undersigned agree as follows:

     1. The second to the last sentence of paragraph (c) of Section 2.01 of the Merger Agreement shall be deleted and replaced in its entirety by the following:

          "For purposes of this Agreement, "Class C Merger Consideration" shall equal 10 shares of Recapitalized Common Stock and a junior subordinated note in an aggregate principal amount equal to the product of (i) the Cash Merger Consideration and (ii) a fraction, the numerator of which is 55 and the denominator of which is 75 and with terms and conditions identical to the junior subordinate notes issued immediately prior to the Effective time by MergerCo to the Fund (it being understood that the securities constituting the Class C Merger Consideration will be issued at the same price and in the same proportion or "strip" as the comparable securities are issued to the
          Fund)."

     2. Paragraph (a) of Section 2.03 of the Merger Agreement shall be deleted and replaced in its entirety by the following:

          "    (a)  The Company shall take all actions necessary or appropriate to cause all of the warrants to purchase Company Common Stock (individually, a "Company Warrant" and collectively, the "Company Warrants") to be delivered to the Company prior to the Closing Date by the respective holder of the Company Warrants set forth on Schedule II attached hereto. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder, each Company Warrant so delivered shall be converted into the right to receive the Merger Consideration for each share of Company Common Stock
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          otherwise issuable upon exercise of such Company Warrant, less the exercise price thereunder. Any Company Warrants not so delivered prior to the Closing will represent the right to receive the Merger Consideration upon exercise after the Effective Time. Each share of Company Common Stock issuable upon exercise of Company Warrants shall be deemed to be issued and outstanding for purposes of determining OSCS."

     3. Clause (ii) of Paragraph (d) of Section 11.01 of the Merger Agreement shall be deleted and replaced in its entirety by the following:

          "(ii) civil or criminal antitrust claims or investigations associated with rubber thread and/or P.T. Bakrie Rubber Industry ("BRT") to the extent related to acts or omissions prior to the Effective Time, in the case of each of (i) and (ii), including, without limitation, civil or criminal fines or penalties assessed against the Surviving Corporation or its officers, directors or employees, and/or"

     4. This Agreement may be executed by facsimile signature and in counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of July 17, 1998.
                                    GLOBE ACQUISITION COMPANY


                                    /s/  PETER M. GOTSCH
                                    ---------------------------------
                                    Name:      Peter Gotsch
                                    Title:     President
(Corporate Seal)

ATTEST

/s/  EDWARD M. LHEE
-----------------------------
Assistant Secretary

                                      -2-
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(Corporate Seal)                    GLOBE MANUFACTURING CO.

                                    /s/  THOMAS A. RODGERS, III
ATTEST                              --------------------------------
                                    Thomas A. Rodgers, III
                                    President
/s/  LAWRENCE R. WALSH
--------------------------------


                                    STOCKHOLDERS REPRESENTATIVES

                                    /s/  THOMAS A. RODGERS, III
ATTEST                              ---------------------------------
                                    Thomas A. Rodgers, III

/s/  LAWRENCE R. WALSH
---------------------------------


                                    /s/  JOHN BU
ATTEST                              ---------------------------------
                                    John Bu

/s/  illegible
---------------------------------

                                      -3-